UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100,
Bloomington, Minnesota	55437
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On May 11, 2004, MGI PHARMA, INC. (the “Company”) announced that its Board of Directors has approved a two-for-one stock split of the Company’s common stock. As a result of the stock split, shareholders will receive one additional common share for each common share held on the record date of June 2, 2004.

MGI PHARMA also announced the results of its Annual Shareholders Meeting, which was held on May 11, 2004 at 1:00 p.m. CST in Minneapolis, Minnesota. Shareholders approved all of management’s proposals and its recommended slate of directors.

The press release dated May 11, 2004 announcing the stock split and the results of the Annual Shareholders Meeting is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release, dated May 11, 2004, of MGI PHARMA, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 11, 2004	MGI PHARMA, INC.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated May 11, 2004, of MGI PHARMA, INC.